UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2022

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL	34747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2022, KemPharm, Inc. (“KemPharm” or the “Company”), a Delaware corporation, and Ameris Bank, as lender, entered into a USD$20.0 million revolving loan agreement (the “Loan Agreement”). Proceeds of the revolving facility provided by the Loan Agreement are to be used for general corporate purposes. Loans under the Loan Agreement will bear interest at Term SOFR (as defined in the Loan Agreement) plus 1.60%, with a Term SOFR floor of 0.00%.

The revolving facility under the Loan Agreement is secured by a perfected security interest in deposit accounts. The revolving facility under the Loan Agreement is subject to customary affirmative and negative covenants.

The latest maturity date of the loans under the Loan Agreement is May 31, 2025. The Loan Agreement contains customary events of default that could lead to an acceleration of the loans, including cross-default, bankruptcy and payment defaults.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference into this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2022, the Company, through KemPharm Denmark A/S (the “Buyer”), a newly formed Danish company and wholly-owned subsidiary of KemPharm, completed its acquisition from Orphazyme A/S in restructuring, a Danish public limited liability company (“Orphazyme”) of all of Orphazyme’s assets and operations related to arimoclomol and settled all of Orphazyme’s actual outstanding liabilities to its creditors with a cash payment of USD$12.8 million (the “Asset Purchase”), under the terms of the previously announced Asset Purchase Agreement (the “Purchase Agreement”) with Orphazyme, dated as of May 15, 2022, by and among the Company, the Buyer, and Orphazyme.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

10.1	Revolving Loan Agreement dated May 31, 2022 by and among KemPharm, Inc. and Ameris Bank, as lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KemPharm, Inc.

Date: May 31, 2022	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer